SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:	[ ] Confidential, For Use of the Commission
[ ] Preliminary Proxy Statement	Only (as permitted by Rule 14A-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to § 240.14a-12

Forward Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than  the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[1]
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
[1]Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 13, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

PROXY STATEMENT AND 10-K

To view this material, have the 12-digit Control #(s) available and visit: www.investorEconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before January 31, 2008.

To request material:	Internet: www.investorEconnect.com	Telephone: 1-800-579-1639	**Email: sendmaterial@investorEconnect.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

Meeting Location
The ANNUAL Meeting for holders as of 12/26/07 is to be held on 2/13/08 at 11:00 A.M. EASTERN TIME at: Forward Industries, Inc.
    1801 Green Road Suite E
    Pompano Beach, Florida 33064

The number to call for directions if so desired by the shareholder is 212-371-8660. That is the number of their Investor Relations Firm, "The Equity Group."

VOTING ITEMS
THE BOARD OF DIRECTORS RECOMMEND A VOTE
"FOR" ITEMS 1 AND 2.
1.	ELECTION OF DIRECTORS

Nominees:
	01) Jerome Ball	05) Louis Lipschitz
	02) John Chiste	06) Douglas Sabra
	03) Bruce Galloway	07) Michael Schiffman
04) Fred Hamilton

2.	Proposal to ratify the re-appointment of Kaufman, Rossin & Co., P.A. as the independent registered public accounting firm of
Forward for the fiscal year ending September 30, 2008.